Exhibit 8.1

List of Subsidiaries of KT Corporation

(As of December 31, 2013)

Name	Jurisdiction of Incorporation
KT Powertel Co., Ltd.	Korea
KT ENS Corporation (formerly KT Networks Corporation)	Korea
KT Linkus Co., Ltd.	Korea
KT Submarine Co., Ltd.	Korea
KT Telecop Co., Ltd.	Korea
KT Hitel Co., Ltd.	Korea
KT Commerce Inc.	Korea
KT Capital Co., Ltd.	Korea
KT New Business Fund No.1	Korea
Gyeonggi-KT Green Growth Fund	Korea
KTC Media Contents Fund 2	Korea
KT Strategic Investment Fund No.1	Korea
KT Strategic Investment Fund No.2	Korea
BC card Co., Ltd.	Korea
VP Inc.	Korea
H&C Network	Korea
INITECH Co., Ltd.	Korea
InitechSmartro Holdings Co., Ltd.	Korea
Smartro Co., Ltd.	Korea
Sidus FNH Corporation	Korea
Sofnics, Inc.	Korea
KTDS Co., Ltd.	Korea
KT M Hows Co., Ltd.	Korea
KT M&S Co., Ltd.	Korea
KT Music Corporation	Korea
KT Skylife Co., Ltd.	Korea
Korea HD Broadcasting Corp.	Korea
KT Estate Inc.	Korea
KT AMC Co., Ltd.	Korea
NEXR Co., Ltd.	Korea
KTSB Data service Co., Ltd.	Korea
KT Cloudware Corporation	Korea
CENTIOS Co., Ltd.	Korea
Enswers Inc.	Korea
KT OIC Korea Co., Ltd.	Korea
Ustream Inc.	Korea
Incheonucity Co., Ltd.	Korea
KT Innoedu Co., Ltd.	Korea
KT Rental	Korea
KT Auto Lease Corporation	Korea
KT Rental Auto Care Corporation	Korea
KT Sat Co., Ltd.	Korea
KT Media Hub Co. Ltd.	Korea
Best Partners Co., Ltd.	Korea
Nasmedia, Inc.	Korea
T-ON Telecom	Korea
KT Sports	Korea

KT Music Contents Fund No.1	Korea
Consus Changwon Private Estate Investment Trust	Korea
KT-Michigan Global Contents Fund	Korea
Autopion Co. Ltd.	Korea
GreenPoint Co., Ltd.	Korea
K-REALTY CR-REIT IV	Korea
K-REALTY REIT V	Korea
Olleh Rwanda Networks Ltd.	Rwanda
BC Card China Co., Ltd.	China
Centios Philippines, Inc.	Philippines
Soompi USA, LLC	United States
Kumho Rent a car (Vietnam) Co., Ltd	Vietnam
KT Belgium	Belgium
KT ORS Belgium	Belgium
Korea Telecom Japan Co., Ltd.	Japan
Korea Telecom China Co., Ltd.	China
KT Dutch B.V	Netherlands
Super iMax, LLC	Uzbekistan
East Telecom, LLC	Uzbekistan
Korea Telecom America, Inc.	United States
PT. KT Indonesia	Indonesia

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